EXHIBIT 10.2
ESCROW AGREEMENT
among
AASTROM BIOSCIENCES, INC.,
BMO CAPITAL MARKETS CORP.
and
THE BANK OF NEW YORK
Dated as of October 15, 2007
ACCOUNT NUMBER(S):
SHORT TITLE OF ACCOUNT: Aastrom Biosciences, Inc./BMO Capital

ESCROW AGREEMENT
               This Escrow Agreement (the “Agreement”) is dated as of October 15, 2007, among Aastrom Biosciences, Inc., a Michigan corporation with its principal office at 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan 48106 (the “Company”), BMO Capital Markets Corp., as placement agent (the “Placement Agent”), and The Bank of New York, a New York banking corporation with its principal corporate trust office at 101 Barclay Street, 8th Floor West, New York, New York 10286 (the “Escrow Agent”).
               WHEREAS, the Company proposes to sell an aggregate of up to 11,842,105 shares of its common stock, no par value per share (the “Shares”) and warrants to purchase up to 5,921,053 Shares (the “Warrants”) for an aggregate of up to $13,500,000, all as described in the Company’s effective registration statement on Form S-3 (Registration No. 333-123570) as supplemented by a prospectus supplement dated the date hereof (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”);
          WHEREAS, the Shares and the Warrants, which will be sold in units with each unit consisting of one Share and a Warrant to purchase Shares (the “Units”), are being offered by the Company to subscribers identified by the Placement Agent, pursuant to the terms of the Placement Agency Agreement, dated as of the date hereof (the “Placement Agency Agreement”), by and between the Company and the Placement Agent, and the Purchase Agreements executed by the investors (the “Purchase Agreements”). The Escrow Agent has not (i) received a copy of, (ii) has not reviewed, (iii) is not a party to and (iv) will not be held responsible for the terms of the Registration Statement, Placement Agency Agreement or the Purchase Agreements;
          WHEREAS, with respect to all subscription payments received from investors (the “Investors”), the Company and the Placement Agent propose to establish an escrow account with the Escrow Agent in the name of the Company; and
          WHEREAS, the Escrow Agent is willing to receive and disburse the funds from the Investors in payment for their Units (the “Escrowed Funds”) in accordance herewith.
          NOW, THEREFORE, it is agreed as follows:
               Section 1. Establishment of Escrow Account; Deposits.
                    (a) The Escrow Agent shall promptly (and, in any case, on or prior to the commencement of the offering of the Units) cause to be opened a fully segregated non interest-bearing escrow account, which escrow account shall be entitled Aastrom Biosciences, Inc./BMO Capital — Escrow Account (the “Escrow Account”) for the purpose of holding in trust all Escrowed Funds for the Company and the Investors. The Placement Agent shall, as to each Investor, instruct each Investor to remit the purchase price in the form wire transfers to the Escrow Agent as promptly as possible with respect to the Escrowed Funds in payment for their respective Units. Wire transfers to the Escrow Account shall be made in Federal Funds transferred as follows:

Bk of NYC
ABA No.  _______________________________
GLA  ___________________________________
Cust A/C #  ____________________________
A/C Name- Aastrom Biosciences, Inc./BMO Capital
                    (b) On the terms and conditions of this Agreement, the Escrow Agent shall deposit the Escrowed Funds in the Escrow Account. Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing (which may be by means of electronic mail) to the Company and Placement Agent and shall hold and disburse the same pursuant to the terms and conditions of this Agreement. The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.
                    (c) The Placement Agent is hereby directed by the Company to furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds pursuant to Section 1(a), a list, substantially in the form of Exhibit A hereto, containing the name of, the address of record, the number of Units subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of each subscriber whose funds are being deposited. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 1(b) and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized, with the consent of the Company, not to be unreasonably withheld, to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 3.
                    (d) Except as and to the extent provided herein, the Escrow Agent shall not be obligated nor, without the consent of the Company and the Placement Agent, is it authorized to accept instructions under this Agreement directly from any Investor.
               Section 2. Acceptance or Rejection of Subscription.
               As soon as practicable following receipt of each subscription, the Company will determine whether or not the subscription is to be accepted or rejected in whole or in part.
               With respect to each subscription which is to be accepted, the Company is not required to notify the Escrow Agent of such acceptance and the Escrow Agent shall have the right to assume that the Company has accepted the subscription by the Investor unless the Company has delivered a Subscription Termination Notice (as defined below). With respect to each subscription which is to be rejected (in whole or in part), the Company will notify the Escrow Agent of such rejection in writing (a “Subscription Termination Notice”), and upon receipt of such Subscription Termination Notice, the Escrow Agent will promptly as practicable transfer the Escrowed Funds represented by such subscription reflected in part only) and issue a check in the amount of the rejected Investor’s subscription directly to the rejected Investor.

               Section 3. Disbursements from the Escrow Account.
                    (a) If the Company elects to terminate the offering of the Units, upon written instruction by the Company of such election to terminate (the “Termination Date”), the Escrow Agent shall terminate the Escrow Account and return by check the amount of unreleased subscription funds to each Investor as reflected in the list held by the Escrow Agent and delivered by the Placement Agent pursuant to Section 1(c). The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the Investors as provided in Section 4(c).
                    (b) If Units have been subscribed for and funds in respect thereof have been deposited in the Escrow Account and accepted by the Company on or before the Termination Date, pursuant to the joint instructions of the Placement Agent and the Company identifying the Investors whose subscriptions are to be accepted, the Escrow Agent shall on the date designated by the Placement Agent and the Company in such joint instructions (the “Closing Date”), which date shall be at any time on or after the giving of such notice, release to the Company (or to any other Person designated by the Company, including the Placement Agent and its counsel, if applicable) all or a specified portion of the Escrowed Funds held by the Escrow Agent in the Escrow Account in the manner described in Section 4(a).
               Section 4. Procedure for Disbursement from the Escrow Account.
               The Escrowed Funds held in the Escrow Account shall be subject to, and distributed in accordance with, the following provisions:
                    (a) On the Closing Date, upon satisfaction of the applicable requirements of Section 3 hereof, the Escrow Agent shall transfer immediately available funds by wire to an account designated by the Company (or to the account of any other Person designated by the Company, including the Placement Agent and its counsel, if applicable) the Escrowed Funds requested to be transferred on such date in the notice jointly executed by the Company and the Placement Agent.
                    (b) On the Closing Date, the Escrow Agent shall transfer by check the Escrowed Funds of any Investors whose subscriptions were obtained by the Placement Agent but rejected by the Company since the commencement of the offering of the Units and prior to the Closing Date. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to such Investors.
                    (c) As soon as practicable after the Termination Date (but in no event later than the 30th day following the Termination Date), all Escrowed Funds received by the Escrow Agent (other than Escrowed Funds previously disbursed or to be distributed by the Escrow Agent pursuant to Section 4(a) or Section 4(b) shall be returned by check directly to the Investor having provided such Escrowed Funds, without deduction, penalty or expense to the Investor. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the Investors.
                    (d) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any Investor or the Company shall be sent to such Investor or the Company by first class mail, postage prepaid, at the Investor’s address furnished to the Escrow Agent pursuant to Section 1(c) or the Company’s address as set forth in Section 7(e).
                    (e) The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrowed Funds and is not responsible for any other reporting. This paragraph and Section 8 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.
               Section 5. Termination of Escrow.
               In the event of the release of all Escrowed Funds in accordance with Section 3 and Section 4 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the escrow deposits provided for in this Agreement, except claims which are occasioned by its negligence, bad faith or willful misconduct.
               Section 6. Compensation of Escrow Agent.
                    (a) At the time of execution of this Agreement the Company shall pay the Escrow Agent an administration fee of $6,000 for any and all services rendered by Escrow Agent hereunder.
                    (b) The Company shall reimburse the Escrow Agent upon request for all expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including reasonable compensation, expenses and disbursements of its counsel, except any such expense, disbursement, or advance as may arise from its gross negligence or willful misconduct.
               Section 7. Responsibilities of Escrow Agent; Notices.
                    (a) The Escrow Agent shall be under no duty to enforce payment of any subscription which is to be paid to and held by it;
                    (b) The Escrow Agent shall be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Investors, the Company, the Placement Agent or to give any receipt therefor except to the Company;

                    (c) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement among the Company or Placement Agent beyond the specific terms hereof.
                    (d) The Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Company agrees to indemnify the Escrow Agent for and hold it harmless as to any loss, liability, or expense, including reasonable attorney’s fees and expenses, incurred without gross negligence or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent’s duties under this Agreement.
                    (e) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
               At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Company’s consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least five (5) business days after the Company receives the Escrow Agent’s request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received the written instructions requested.
                    (f) The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.
                    (g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.
                    (h) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.
                    (i) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                    (j) The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered if it is in writing, signed by any one of its authorized officers and mailed, by express, registered or certified mail addressed to:
The Company at:
Aastrom Biosciences, Inc.
Domino’s Farms,
Lobby K
24 Frank Lloyd Wright Dr.
Ann Arbor, MI 48105
Attention: Gerald D. Brennan, Jr.,
Telephone: (754) 930-5561
Facsimile: (754) 930-5546
With copies to:
Seyfarth Shaw LLP
131 South Dearborn Street, Suite 2400
Chicago, IL 60603-5577
Attention: Allan J. Reich, Esq.
Telephone: (312) 460-5000
Facsimile: (312) 460-7650
                    (k) The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Placement Agent or the Company, mailed, by express, registered or certified mail addressed to and actually received by:
The Escrow Agent at:
The Bank of New York
101 Barclay St, 8th Floor West
New York, NY 10286
Attention: Matthew Louis
Telephone: (212) 815-3219
Facsimile: (212) 815-5877
                    (l) The provisions of Sections 6, 7 and 10 shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.
               Section 8. Resignation of Escrow Agent; Successor.
               Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least 15 days’ prior written notice thereof. The Company may remove the Escrow Agent at any time (with or without cause) by giving at least 15 days’ prior written notice thereof. Within 10 days after receiving such notice, the Company and the Placement Agent shall jointly agree on and appoint a successor escrow agent at which time the Escrow Agent shall either distribute the funds held in the Escrow Account, less its fees, costs and expenses or other obligations owed to the Escrow Agent as directed by the instructions of the Company and the Placement Agent or hold such funds, pending distribution, until such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 25-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.
          Section 9. Dispute Resolution.
          In the event of any dispute between or conflicting claims by or among the Company or the Placement Agent and/or any Investor with respect to any Escrowed Funds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to only such Escrowed Funds in controversy so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company, the Placement Agent and/or any Investor for the Escrow Agent’s failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent under the circumstances such failure would constitute gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of the Escrow Agent’s acting. If a proceeding for such determination is not begun and diligently continued, the Escrow Agent may elect, at its sole discretion, to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem reasonably necessary.
          Section 10. Extraordinary Expense.
          It is understood that fees and usual charges agreed upon for the Escrow Agent’s services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement by the Company or the Placement Agent or any modification of this Agreement, or if any controversy arises under this Escrow Agreement or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter of this Agreement, the Escrow Agent shall be reasonably compensated for those extraordinary services and reimbursed for all reasonable costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.
          Section 11. Governing Law; Counterparts.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the principles thereof respecting conflicts of laws. This Agreement may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts together shall constitute one and the same instrument.
          Section 12. Maintenance of Record.
          The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company and the Placement Agent shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.
          Section 13. Miscellaneous.
                         (a) Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.
                         (b) The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.
                         (c) This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.
                         (d) The rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other parties hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
                         (e) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “The Bank of New York” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of Escrow Agent.
[Signature Page Follows.]

AASTROM BIOSCIENCES, INC.
By:
Name:
Title:

BMO CAPITAL MARKETS CORP.
By:
Name:
Title:

THE BANK OF NEW YORK, as Escrow Agent
By:
Name:
Title: